As filed with the Securities and Exchange Commission on July 18, 2008
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

OMA ENTERPRISES, CORP.
(Exact name of Registrant as specified in its charter)

Nevada	98-0568270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

OMA Enterprises, Corp.
1188 Howe Street
Suite 2605
Vancouver, British Columbia
Canada V6Z 2S8
Fax: 718 228 7292

 (Address and telephone number of principal executive offices)

OMA Enterprises, Corp.
1188 Howe Street
Suite 2605
Vancouver, British Columbia
Canada V6Z 2S8
Tel: 778 786 0258
Fax: 718 228 7292

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Tel: (516) 887-8200
Fax: (516) 887-8250

Securities to be registered under Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

Securities to be registered under Section 12(g) of the Act:
Common Stock, $0.0001
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x
(Do not check if a smaller reporting company)

item 1.                            business description

As used in this registration statement, references to the "Company," the "Registrant," "we," "our," "us," "OMA," or "OMA Enterprises," refer to OMA Enterprises, Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "Risk Factors"  section,  the  financial  statements  and the  notes to the financial statements.

Corporate Background

OMA Enterprises, Corp. is a development stage company which was incorporated on February 6, 2008 in the state of Nevada. Since inception, the Company has been engaged in organizational efforts. The Company was formed as a vehicle to pursue a business combination but to date, the Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. The Company selected December 31 as its fiscal year end.

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Registrant was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Registrant’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Registrant will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Allon Messenberg and Yechiel Oirechman, the officers and directors of the Registrant. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)  Strength and diversity of management, either in place or scheduled for recruitment;

(d)  Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)  The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)  The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

item 1a.                               risk factors

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

OMA Enterprises, Corp. was organized as a corporation under the laws of the State of Nevada in February 2008.  Accordingly, OMA has only a limited history upon which an evaluation of its prospects and future performance can be made.  OMA’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of OMA's success must be  considered in light of the  problems,  expenses,  difficulties, complications,  and  delays  frequently  encountered  in  connection  with  the expansion of a business,  operation in a competitive industry, and the continued development of advertising,  promotions and a corresponding customer base. There is a possibility that OMA could sustain losses in the future.  There can be no assurances that OMA will even operate profitably.

There may be conflicts of interest between our management and the non-management stockholders of the Company.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to the Company's affairs. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”), in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the

Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”). The Wulff Letter provides that certain private transfers of the shares of common stock also may be prohibited without registration under federal securities laws. The SEC has announced that it is changing certain aspects of the Wulff Letter, and such changes shall apply retroactively to our stockholders. Effective February 15, 2008, all holders of shares of common stock of a “shell company” will be permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 500,000,000 shares of common stock and a maximum of 5,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors (the “Board of Directors”) has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause the Company to repurchase their shares of common stock.

In order to provide an interest in the Company to a third party, our principal stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and

Board of Directors may change.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Control by management.

Management currently controls and votes 100% of all the issued and outstanding common stock of the Company. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

	Election of the Board of Directors;

	Removal of directors;

	Amendment to the Company’s certificate of incorporation or bylaws; and

	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders of the Company possess no practical ability to remove management or effect the operations of the business of the Company. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

item 2.                            financial information

Management’s Discussion and Analysis and Results of Operations

The Company was incorporated under the laws of the State of Nevada on February 6, 2008. The Company was organized for the purpose of raising capital, act as a holding company and invest in technology companies primarily in Israel. The Company plans to engage in any other business activities permitted by the Nevada Revised Statutes, the Articles of Incorporation or, as designated by the board of directors of the Company.  The Company's fiscal year end is December 31.

The Company intends to seek to acquire assets or capital stock of an entity engaged in a business that generates, or has the potential of generating revenues, in exchange for securities of the Company.  The Company has not identified a particular acquisition target as of the date of filing of this registration statement, and has not entered into any negotiations regarding any such acquisition.  None of the Company’s officers, directors, promoters or affiliates has engaged in any negotiations with any representative of any other company regarding a Business Combination between the Company and such other company as of the date of this registration statement.

The Company intends to remain a shell company until a merger or acquisition is consummated.  In order to carry out its business plan as discussed herein, the Company needs to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with preparation and filing of this Registration Statement, and in conjunction with future compliance with its on-going reporting obligations under the Exchange Act.  The Company has limited capital with which to pay these anticipated expenses, and there is substantial doubt about the Company’s ability to continue as a going concern.  We believe that we may need additional funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations.

The Company has no employees and does not expect to hire any prior to effecting a business combination.  The Company’s President has agreed to allocate a portion of his time to the activities of the Company, without compensation.  Our President anticipates that the business plan of the Company can be implemented by his devoting a portion of his available time to the business affairs of the Company.

The Company’s board of directors intends to provide the Company’s stockholders with complete disclosure documentation concerning the structure of a proposed Business Combination prior to consummation.

 Plan of Operation

Over the next 12 months, the Company intends to seek to carry out its business plan as discussed herein.  In order to do so, the Company needs to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with preparation and filing of this Registration Statement, and in conjunction with future compliance with its on-going reporting obligations under the Exchange Act.  The Company has limited capital with which to pay these anticipated expenses, and there is substantial doubt about the Company’s ability to continue as a going concern.  We believe that we may need additional funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008 reflects cash assets in the amount of $2,028. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

The Company will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant development, marketing and manufacturing of the business which may be acquired.  Accordingly, following  the  acquisition  of any  such  business,  the  Company  will,  in all likelihood,  be  required  to either  seek debt or  equity  financing  or obtain funding from third parties,  in exchange for which the Company would probably be required  to give up a  substantial  portion  of its  interest  in any  acquired business.  There is no assurance that the Company will be able either to obtain additional financing or interest third parties in providing  funding for the further development, marketing and manufacturing of any business or products acquired.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.  We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.  As of the date of this Form 10, we have not completed an assessment, nor have our auditors tested our systems, of internal control.  We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls.  A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.  Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

	staffing for financial, accounting and external reporting areas, including segregation of duties;

	reconciliation of accounts;

	proper recording of expenses and liabilities in the period to which they relate;

	evidence of internal review and approval of accounting transactions;

	documentation of processes, assumptions and conclusions underlying significant estimates; and

	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404.  The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

item 3.                         description of property

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

item 4.                          security ownership of certain beneficial owners and management

The following table lists, as of July 17 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 20,000,000 shares of our common stock issued and outstanding as of July 17, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is 1188 Howe Street, Suite 2605, Vancouver, BC, Canada V6Z 2S8.
.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Allon Messenberg	10,000,000	50%

Yechiel Oirechman	10,000,000	50%

All directors and executive officers as a group (two) persons)	20,000,000	100%

item 5.                            directors, executive officers, promoters and control persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of July 17, 2008:

Name	Age	Positions and Offices Held
Allon Messenberg 1188 Howe Street, Suite 2605 Vancouver, BC, Canada V6Z 2S8	32	President, Secretary and Treasurer
Yechiel Oirechman 2118 West 14th Avenue Vancouver, BC, Canada V6K 2V7	33	Director

Allon Messenberg has been our President, Treasurer and Secretary since we were established. Mr. Messenberg is a Mechanical Engineer who received his B.Sc. in mechanical engineering, in July of 2002, from the Tel Aviv University in Israel. Mr. Messenberg began working as an airframe design engineer for the Israel Aerospace Industries (IAI), in September of 2002, where he worked on several large scale projects, including commercial business jets and military unmanned aerial vehicles. Mr. Messenberg moved to Canada in February of 2005 and began working as a research assistant at the University of British Columbia’s Injury Biomechanics Laboratory. Mr. Messenberg is also a candidate for an M.A.Sc. degree in mechanical engineering from the University of British Columbia in Canada.

Yechiel Oirechman has been our sole director since our inception. Rabbi Oirechman is an accomplished businessman with expertise in the stock market, real estate and construction in Israel.  Before moving to Canada, in July of 2004, Rabbi Oirechman served as a business consultant for several Israeli companies and was involved in real estate development in Israel. Rabbi Oirechman founded The Pacific Hebrew Culture Society in December of 2004 where he serves as a Rabbi. Rabbi Oirechman is also involved in various technology startups in the fields of advanced security solutions and the internet and has been bringing Israeli Technologies to North America the past few years with offices in New York.  Rabbi Oirechman is one of the founders of ICMC Bank and an executive partner in Streamline Commercial, which has arranged financing for private and corporate bodies of over $250 Million in just the past two years.

There are no familial relationships among any of our directors or officers.  None of our directors or officers is a director in any other U.S. reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors

Frumkin, Lukin & Zaidman, CPAs’, P.C., an independent registered public accounting firm.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

item 6.                         executive compensation

Summary Compensation

Since our incorporation on February 6, 2008 we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on February 6, 2008, no stock options or stock appreciation rights were granted to any of our directors or executive officers.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on February 6, 2008, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on February 6, 2008, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

item 7.                         certain relationships and related transactions

On February 6, 2008, by action taken by our board of directors, we issued 10,000,000 shares of our common stock to Allon Messenberg, our President, Chief Executive Officer, Treasurer and Secretary.  The shares were issued in consideration for the payment of $1,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Messenberg was our President, Chief Executive Officer, Treasurer and Secretary and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 6, 2008, by action taken by our board of directors, we issued 10,000,000 shares of our common stock to Yechiel Oirechman, our sole director.  The shares were issued in consideration for the payment of $1,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Oirechman was a director of the Company at the time of the transaction and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

item 8.                                legal proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

item 9.                            market price of and dividends on the registrant’s common equity and related stockholder matters

Market Information

There is no current public trading market for the common stock and there is no assurance that one will develop in the near future, if ever.  OMA will seek application to be listed on the over-the-counter bulletin board trading facility ("OTCBB") after this registration statement is declared effective by the Securities and Exchange Commission with filing this Form 10. The Company cannot assure that its shares will trade at or above the Company's net asset value.

Holders

There are approximately 2 holders of record of OMA Enterprises common stock as of July 17, 2008.

Dividend Policy

Holders of OMA’s common stock are not entitled to receive dividends. OMA has not declared or paid any dividends on OMA’s common shares and it does not plan on declaring any dividends in the near future.  OMA currently intends to use all available funds to finance the operation and expansion of its business.

Shares Eligible for Future Sale

OMA currently has 20,000,000 shares of common stock outstanding at July 17, 2008. A current shareholder who is an "affiliate" of OMA,  defined in Rule 144 as a person who directly,  or indirectly through one or more intermediaries, controls,  or is controlled by, or is under common control with OMA will be required to comply with the resale  limitations of Rule 144. As of date hereof all 20,000,000 shares of our issued and outstanding shares of common stock will be eligible for resale after one (1) year under Rule 144.  Sales by affiliates  will be subject to the volume and other  limitations of Rule 144,  including  certain  restrictions  regarding the manner of sale,  notice  requirements,  and the  availability  of current public information about OMA. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months  before the sale of restricted securities beneficially  owned  for at least one year may sell the restricted securities under  Rule 144  without  regard  to any of the Rule 144 limitations,  or in the case of a reporting  company which has been reporting at least 90 days, a non-affiliate shareholder may sell without  restriction  after holding for six months.

item 10.                            recent sales of unregistered securities

On February 6, 2008, by action taken by our board of directors, we issued 10,000,000 shares of our common stock to Allon Messenberg, our President, Chief Executive Officer, Treasurer and Secretary.  The shares were issued in consideration for the payment of $1,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Messenberg was our officer and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 6, 2008, by action taken by our board of directors, we issued 10,000,000 shares of our common stock to Yechiel Oirechman, our sole director.  The shares were issued in consideration for the payment of $1,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Oirechman was our director at the time of the transaction and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

item 11.                      description of securities

The  following  description of our  capital  stock  is a  summary and is qualified in its entirety by the  provisions of our Articles of  Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of $0.0001, of which 20,000,000 shares are issued and outstanding as of July 17, 2008.  Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

item 12.                            indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual  contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of a subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

item 13.                            financial statements and supplementary data

A registrant that qualifies as a smaller reporting company is not required to provide the information required by this Item.

item 14.                      changes in and disagreements with accountants on accountingand financial disclosure

Frumkin, Lukin & Zaidman CPAs’, P.C., an independent registered public accounting firm, is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

item 15.                            financial statements and exhibits

(a)  Audited financial statements for OMA Enterprises, Corp. for the period from February 6, 2008 (inception) to March 31, 2008.

(b)  The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant

3.2	By-Laws of Registrant

23.1	Consent of Frumkin, Lukin & Zaidman CPAs’, P.C.

OMA ENTERPRISES CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2008

TABLE OF CONTENTS

PAGE
BALANCE SHEET
AS OF MARCH 31, 2008	F-1

STATEMENT OF OPERATIONS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception)
THROUGH MARCH 31, 2008	F-2

STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FEBRUARY 6, 2008 (Inception)
THROUGH MARCH 31, 2008	F-3

STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception)
THROUGH MARCH 31, 2008	F-4

NOTES TO FINANCIAL STATEMENTS	F-5 - F-8

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
OMA Enterprises Corp
1188 Howe Street
Suite 2605
Vancouver BC
V6Z 2S8
Canada

We have audited the accompanying balance sheet of OMA Enterprises Corp. (a development stage company) as of March 31, 2008, and the related statement of operations, stockholder’s deficit and cash flows for the period from February 6, 2008 (date of inception) through March 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OMA Enterprises Corp. for the period February 6, 2008 (date of inception) through March 31, 2008, in conformance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has a net accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FRUMKIN, LUKIN & ZAIDMAN CPAs’, P.C.
EIN 11-2544958
Rockville Centre, New York
April 29, 2008

OMA ENTERPRISES CORP.
(A Development Stage Company)
BALANCE SHEET
MARCH 31, 2008

ASSETS

Current Assets:
Cash and cash equivalents (Note 2)	$2,028

Total Current Assets	2,028

TOTAL ASSETS	$2,028

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$3,000
Shareholders' Loan (Note 3)	100

Total Liabilities	3,100

Stockholders' Deficit:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;
none issued and outstanding
Common stock, $0.0001 par value, 500,000,000 shares
authorized; 20,000,000 shares issued and outstanding as of
March 31, 2008	2,000
Deficit accumluated during development stage	(3,072)

Total Stockholders' Deficit	(1,072)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,028

The accompanying notes should be read in conjunction with the financial statements.

OMA ENTERPRISES CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH MARCH 31, 2008

Revenue	$-

Expenses:

General and administrative expenses	3,072

Total operating expenses	3,072

Net (Loss)	$(3,072)

Basic and diluted net loss per share	$(0.00015)

Weighted average number of common shares outstanding	20,000,000

The accompanying notes should be read in conjunction with the financial statements.

OMA ENTERPRISES CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH MARCH 31, 2008

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED (DEFICIT) DURING DEVELOPMENT	SHAREHOLDERS' (DEFICIT)

Balance at inception		$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000		-	2,000

Net (loss)	-	-	-	(3,072)	(3,072)

Balance at March 31, 2008	20,000,000	$2,000	$-	$(3,072)	$(1,072)

 The accompanying notes should be read in conjunction with the financial statements.

OMA ENTERPRISES CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH MARCH 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(3,072)

Adjustments to reconcile net (loss) to net cash used in
operating activities:

Increase in accounts payable and accrued expenses	3,000

Net cash used in operating activities	(72)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock	2,000
Proceeds from loan from shareholders	100

Net Cash Provided by Financing Activities	2,100

Net increase in cash and cash equivalents	2,028

Cash and cash equivalents at beginning of period	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,028

 The accompanying notes should be read in conjunction with the financial statements.

OMA ENTERPRISES CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH
 MARCH 31, 2008

1 – ORGANIZATION AND BUSINESS

OMA Enterprises Corp (the “Company”), a development stage company, was incorporated in the State of Nevada on February 6, 2008. The Company was formed for the purpose of raising capital, act as a holding company and invest in technology companies primarily in Israel. The Company also plans to engage in any other business activities permitted by law, as designated by the board of directors of the Company.

 The Company is still in the development stage as defined in Financial Accounting Standards Board Statement (FASB) No. 7. All activities of the Company to date relate to its organization, initial funding and share issuance.

2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Accounting Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimate amounts are recognized in the year in which such adjustments are determined.

Income taxes – Future income taxes are recorded using the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect of future tax assets and liabilities of a change in tax rate is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the company does not consider it to be more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the net future losses. The Company’s net operating loss carry forward is approximately $3,072, which may be used to reduce future taxable income. The net operating loss carry forward will expire in 2028 if not used prior to that time.

Cash and Cash Equivalents – For the purpose of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Advertising Costs – The Company expenses advertising costs as incurred. The Company has not incurred advertising costs for the period February 6, 2008 through March 31, 2008.

OMA ENTERPRISES CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH
 MARCH 31, 2008

2 – SIGNIFICANT ACCOUNTING POLICIES CONT’D

Loss per common share – Basic loss per share is calculated using the weighted average number of common shares during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments for this reporting period.

Fair value of Financial Instruments – The carrying value of accrued expenses approximates fair value due to the short period of time to maturity.

Recent Accounting Pronouncements - In September 2006, the Financial Accounting Standard Board issued SFAS No. 157 “Fair Value Measurement” that provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances.
This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. Currently this pronouncement has no effect on the financial statements.

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (Fin 48) which provides clarification related to the process associated with accounting for uncertain tax provisions recognized in consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Currently this pronouncement has no effect on the financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No 159, The Fair Value Option for Financial Assets and Liabilities (SFAS No. 159). SFAS No. 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. The Company does not expect SFAS No. 159 to have a material impact on the financial statements.

OMA ENTERPRISES CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH
 MARCH 31, 2008

3 – RELATED PARTY TRANSACTIONS

 As at March 31, 2008 an amount totaling $100 was due to the shareholders for monies used in establishing the Company’s bank account.

4 – COMMON AND PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred shares.  There were no shares issued and outstanding.
The Company is authorized to issue 50,000,000 shares of $0.0001 par value common shares. There were 20,000,000 shares issued and outstanding at March 31, 2008.

5 – CONCENTRATION OF RISK

The Company maintains cash in deposit accounts in federally insured banks. At times, the balance in the accounts may be in excess of federally insured limits.

6 – COMMITMENTS AND CONTINGENCIES

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the  Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.
Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Facility Leases
The Company does not lease or own any property.

Employment Agreements
The Company does not have any employment agreements in place.

OMA ENTERPRISES CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FEBRUARY 6, 2008 (Inception) THROUGH
 MARCH 31, 2008

7 – GOING CONCERN

The financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes the Company, will realize its assets and discharge its liabilities in the normal course of business. Realization values may be substantially different from carrying values as shown and the balance sheet does not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At March 31, 2008 the Company has a deficit accumulated during the development stage of $3,072, used cash from operations of $72 since its inception, and has a working capital deficit of $1,072 at March 31, 2008. The Company’s ability to continue as a going concern is dependent on the raising of equity financing and finding suitable companies to invest in. However there is no assurance of additional funding being available. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OMA ENTERPRISES, CORP.

By: /s/Allon Messenberg
Name: Allon Messenberg
Title: President and Chief Executive Officer,
Treasurer and Secretary (Principal Executive,
Financial, and Accounting Officer)

By: /s/ Yechiel Oirechman
Name: Yechiel Oirechman
Title: Director

\